Sub Item 77Q1(e)

      (i) Sub-Advisory Agreement to Invesco Money Market Funds, Inc. dated March 1, 2002, filed with Post-Effective Amendment No. 45 to INVESCO Money Market Funds, Inc. Registration Statement on July 25, 2002 and incorporated herein by reference.